THE BANK OF NEW YORK MELLON
Depositary Receipts Division
101 Barclay Street
New York, New York 10286

April 6, 2011

SECURITIES AND EXCHANGE
COMMISSION
400 F Street, N.E.
Washington, DC 20549

RE:  American Depositary Shares
representing deposited shares of Companhia
Brasileira de Distribuicao S.A. (Form F6,
Registration No.  333134232)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Shares are to be
issued, we are filing with this letter a copy of a revised form of American Depositary
Receipt evidencing the registered American
Depositary Shares reflecting that the
deposited Class A preferred shares
underlying the American Depositary Shares have been reclassified as preferred shares.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the prospectus consists of the form of American Depositary Receipt. As required by Rule 424(e) under the Securities
Act of 1933, the upper right hand corner of the first page of the prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Please contact me with any questions or
comments at 212 8154831

Very truly yours,
Perry Palma Gil
Vice President


cc:  Paul Dudek, Esq. (Office of
International  Corporate Finance)

EMM-424(b) cover letter Companhia Brasileria CBD.DOC